Investor Presentation Third Quarter 2024

Disclosure 2 Forward-Looking Statements This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our ability to attract and retain insurance business that our subsidiaries write, our competitive position, and our financial condition; the outcome of our exploration of strategic alternatives, and the market reaction thereto; the failure to close the common equity and adverse development reinsurance transaction with Enstar Group Limited announced on November 11, 2024; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business and the outcome of litigation relating to such transactions; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws including associated regulations and the interpretation of certain provisions applicable to insurance / reinsurance businesses with U.S., and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this presentation and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures as defined by Regulation G of the rules of the SEC. These non-GAAP measures, such as underwriting profit, adjusted net operating (loss) income, tangible equity, tangible common equity, tangible equity per share, and tangible common equity per common share are not in accordance with, nor are they a substitute for, GAAP measures. We believe these non-GAAP measures provide users of our financial information useful insight into our performance. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures. Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party. Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content. In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content. A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice. Credit ratings are statements of opinions and are not statements of fact. Market and Industry Data This presentation includes market and industry data, forecasts and projections. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved.

Key Investment Highlights – James River Rebuilt 3 Deeply integrated ERM framework and performance monitoring culture now embedded in the organization with meaningful additional expertise brought to the organization over last four years. Large and Expanding Addressable Market Significantly Enhanced Enterprise Risk Management (“ERM”) Profile Sophisticated investment support from Enstar and Gallatin Point; additional common equity investment from Enstar and voluntary Gallatin conversion; $150 million availability of adverse reinsurance coverage upon closing of the Enstar Adverse Development Cover (“ADC”). Large and Expanding Addressable Market Validated, Well Capitalized and Strong Balance Sheet Proven market leader with focus on the small and middle market; one of the highest E&S concentrations across public insurers with minimal property catastrophe exposure. Large and Expanding Addressable Market Market Leading Niche Excess and Surplus (“E&S”) Carrier Robust E&S market poised for continued expansive growth driven by favorable macro trends. Large and Expanding Addressable Market Capitalizing on a ‘Once in a Generation’ Pricing Market Meaningful underwriting actions taken across the portfolio, sale of multiple non-core and poorly performing businesses, significant upgrades to Board and Management teams. Large and Expanding Addressable Market Outsized Strides Taken to Refocus Business over the Last Three Years

Complete Enterprise Refocus and Balance Sheet Rebuild

James River has made outsized strides to refocus the organization around its core strengths, centered around risk management, performance monitoring and a renewed sense of underwriting culture, while significantly upgrading its Board and Management.


Company Transformation
Nov 2020
Frank D'Orazio joins James River
Dec 2020
$75 MM Uber reserve additions during 4Q20
Aug / Nov 2021
Hired New, Senior Claims, ERM, Underwriting and Actuarial leaders
Sept 2021
Raiser / Uber Unlimited Loss Portfolio Transfer ("LPT")
$200 MM Uber reserve additions YTD
Feb 2022
Casualty Re LPT Purchase
$115 MM reserve additions
June 2023
Non-Executive Chairman of the Board and founder Adam Abram announces he will not stand for reelection
Sept / Nov 2023
Renewal Rights of Workers' Comp; Casualty Re Sale
April 2024
Sale of Casualty Re Closes
Nov 2024
Completion of Strategic Review; Finalized Core E&S LPT / ADC for an aggregate $235 MM (1), Capital from Sophisticated Industry Investor, Strategic Efficiencies including Planned Redomicile to the U.S.
$84 MM Core E&S reserve additions

1. Subject to the closing of the Enstar transaction announced on 11/11/2024

JAMES RIVER GROUP HOLDINGS, LTD.
4

2023 E&S Direct Written Premium 100% 76% 72%(3) 44% 28% 26% 23% 13% 10% 8% $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 $75.5 $86.5 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 5 The Market We Operate in is Highly Attractive U.S. Excess & Surplus Lines DWP ($BN) (1) 1. Source: S&P Global Market Intelligence – P&C Market Share Report 2023 sourced from Capital IQ Pro for 235 total participants and excluding US territories. 2. Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S direct written premium divided by GAAP consolidated gross written premium for 2023. 3. GAAP E&S segment GWP of $1.0 BN. 15% of Specialty Admitted segment business was non-admitted in 2023. Most Concentrated E&S Companies (2) We are one of the largest and most concentrated public companies in terms of E&S exposure. E&S industry DWP has grown at double digit rates the past 5 years driven by rising renewal rates and changes in risk appetite 2013 – 2017 Average Growth Rate: 4% $1.6 BN $318 MM $1.1 Bn $794 MM $3.6 BN $3.7 BN $1.9 BN $5.0 BN $8.4 BN $1.5 BN

Broad Expertise Permits Us to 'Pick Our Spots' in E&S

Our high caliber underwriting team, aided by the use of technology, possess significant expertise to price and skillfully manage our portfolio of divergent risks.

YTD 2024 E&S Gross Written Premium Breakdown



Excess Casualty
General Casualty
Manufacturers & Contractors
Excess Property
Energy
Small Business
Allied Health
Commercial Auto
Life Sciences
Environmental
Sports & Entertainment
Other (1)
33%
22%
18%
6%
4%
4%
3%
3%
3%
2%
2%
1%
YTD 2024 GWP
$736.7 MM
FY 2023 GWP
$1.0 BN

Diverse Business in an Attractive Market

- Our goal is to generate attractive growth in key areas and compelling risk adjusted returns.
- We operate 14 underwriting divisions managed by seasoned veterans who average 25 years of experience and a long history with the Company.
- Wholesaler only focus has built a well-earned and loyal following in the market.
- Breadth of underwriting appetite allows us to be responsive to underwriting opportunities while maintaining discipline.
- Significant rate gained in an increasingly attractive market as a 9% renewal rate increase in 3Q 2024 was the thirty-first consecutive quarter of rate increases, compounding to 93% over that period.
- Small and medium enterprise casualty focus has allowed us to build a niche book, enabling us to continue to operate as active portfolio managers.

1. Other includes Professional Liability, Medical Professional, and Management Liability segments.

JAMES RIVER GROUP HOLDINGS, LTD.

6

7 E&S Has Demonstrated Cautious but Healthy Growth, and Consistent Initial Accident Year Loss Ratios Gross Written Premium Growth Initial E&S Accident Year Loss Ratio Has Been Stable • James River has grown more cautiously as compared to the E&S industry average, as ERM and underwriting focus has become deeply embedded in the culture, and selected accounts and risks have been shed. • Have benefitted from 31 consecutive quarters of rate increase compounding to 93% for the quarter ending September 30, 2024. 1. Surplus Lines Growth sourced from Exhibit 1 of the AM Best Market Segment Report dated September 18, 2024. Growth has been healthy, but understandably more cautious than the industry (1) 28% 19% 10% 9% 17% 19%18% 25% 19% 17% 20% 12% 2020 2021 2022 2023 4 Yr. Avg. 10 Yr. Avg. JRVR E&S ex. Uber Growth Surplus Lines Growth 64% 65% 73% 65% 65% 65% 69% 65% 66% 66% 60% 55% 64% 64% 65% $- $100,000 $200,000 $300,000 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 E&S Accident Year Loss Ratio JRVR E&S Gross Written Premium

E&S Renewal Opportunities Continue to Grow 8 Renewal submissions have continued to grow through the hard market, giving us the best opportunity to more efficiently quote and bind attractive risks that we are most familiar with while taking advantage of a strong rate environment. • The steady growth in submissions and positive renewal rate increase is a sign of a healthy environment and robust business. • Renewal submissions over the last 12 months remain consistent around 23K. In addition, we are seeing increased growth in new submissions while continuing to take additional rate. • We quote a significant percentage of renewal submissions averaging ~95%, compared to new business where we typically quote ~15% of submissions • Our hit rate on renewal business is much higher than new business, as we bind ~80% of renewal quotes compared to ~25% of quotes on new business. • 31 consecutive quarters of increased renewal rate change has compounded 93% for the quarter ending September 30, 2024. LTM Renewal Submissions Quote and Bind Ratios Note: Data represents E&S underwriting units excluding Excess Property and Commercial Auto. 0% 20% 40% 60% 80% 100% 1 Q 2 1 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 Renewal Quote to Submission % Renewal Binder to Quote % New Quote to Submission % New Binder to Quote % 0 5,000 10,000 15,000 20,000 25,000 1 Q 2 1 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 Renewal Sumissions Quarterly Core E&S Renewal Rate Change 15% 18% 9% 10% 8% 14% 8% 7% 9% 11% 10% 11%11% 9% 9% Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24

Specialty Admitted: Maintaining Underwriting Discipline on a Capital Light Business Model

The fronting business has generated attractive margins and consistent returns on a limited capital allocation.

- Fronting business is a capital light, deal-driven business with limited risk retention supported by high quality, third party reinsurers and strict guidelines around collateral and credit risk.
- Lower risk fee-income complements our highly profitable E&S underwriting business.
- Conservative approach to managing underwriting and credit risks, with strict security and collateral requirements.
- Some of our existing programs have an opportunity to gain scale and push for rate increases.
- Workers' compensation gross written premium declined 95% in 3Q24 compared to the prior year quarter. Our California workers' compensation program was non-renewed during 2Q23 due to persistent rate pressures and our view of profitability.
- Excluding workers' compensation, fronted programs premium increased 8.7% during 3Q 2024 compared to the prior year quarter.

Fronted Programs Gross Written Premium (1)

Fronted programs premium represent 97% of the GWP of our Specialty Admitted Segment (1)



$413
$424
$434
$433
$432
$435
$437
$439
$451
$455
$456
$459
$452
$437
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4'23
Q1 '24
Q2 '24
Q3 '24

Fee Income (1)

Consistent and predictable stream of earnings



$20
$21
$23
$23
$24
$24
$24
$24
$24
$25
$24
$24
$24
$22
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4'23
Q1 '24
Q2 '24
Q3 '24

$ in millions

(1) Presented on an LTM basis as of the period indicated.

JAMES RIVER GROUP HOLDINGS, LTD.

9

Recognitions 10 Voluntary turnover through the first nine months of 2024 has improved meaningfully, and resides in the single digits, despite significant strategic actions, uncertainty and the outcome of the strategic review. Top Workplaces Cultural Excellence Awards Note: Top Workplaces is the nation’s leading employer recognition program that has been recognizing outstanding companies since 2006. Award recipients are determined by feedback captured in the Energage Workplace Survey, conducted annually. Organizations must achieve a 35% response rate to be considered for a Top Workplaces award. Top Workplaces USA Awards Top Workplaces Regional Awards Top Workplaces Industry Awards

We Have Driven a Number of Defensive and Proactive Underwriting Actions Over the Last Three Years

Deep and Broad Underwriting Actions Over The Past Three Years	• Representative actions include –
	  • Broad deployment of exclusions and sub limits, such as Firearms, Cyber and Assault & Battery (A&B)
	  • Underwriting guidelines and rates by geography and risk.
	  • Exited more volatile classes such as RideShare, Fraternities and Firearm Manufacturing.
	  • Meaningful reduction in commercial auto appetite.
	  • Thoughtful use of reinsurance to minimize volatility.

Significantly Increased Oversight and Pricing Granularity	• The Chief Underwriting Officer, who joined in 2021 with over thirty years of experience at Allied World, Chubb and Everest, works closely with Segment leadership, Claims and Actuarial Pricing. • Willing to shed business to improve profitability. • Non-renewed several large accounts during 2024 that did not meet our underwriting standards and ultimately impacted top line production by $50-$100 MM. • Amidst talent upgrades have established meaningful disciplined processes to build broad collaboration across Underwriting, Pricing and Claims and improve underwriting performance feedback loops.
Early Results Are Positive	• During 2024, the Company has not incorporated early “green shoots” from demonstrated underwriting actions into our reserving assumptions for the most recent accident years. • Our expectation is that these actions will provide a profitability uplift over time.

JAMES RIVER GROUP HOLDINGS, LTD.
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12 9/30/24 Total E&S (2) 9/30/24 Core E&S (1) Reported Claims Counts $ in Millions 1) Excludes Commercial Auto division. 2) Total E&S is shown from 2020 – 2024 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. 3) 2024 Net Earned Premium is for the first nine months of 2024. Accident Net Earned Number of Months Year Premium ($) 9 21 33 45 57 69 81 93 105 117 2015 186.9 1,101 1,986 2,234 2,379 2,467 2,539 2,591 2,615 2,647 2,684 2016 200.2 1,333 2,380 2,664 2,858 2,959 3,037 3,102 3,152 3,272 2017 213.7 1,471 2,536 2,805 3,010 3,134 3,196 3,249 3,308 2018 241.3 2,330 3,820 4,201 4,424 4,528 4,625 4,856 2019 302.7 2,905 4,788 5,296 5,697 5,970 6,296 2020 385.2 2,243 4,213 4,913 5,375 5,951 2021 458.6 2,156 3,975 4,631 5,062 2022 521.1 1,895 3,864 4,625 2023 597.7 1,734 3,502 2024 417.8 1,582 Accident Net Earned Number of Months Year Premium ($) 9 21 33 45 57 2020 415.2 2,500 4,657 5,390 5,867 6,449 2021 494.2 2,639 4,693 5,368 5,808 2022 559.5 2,220 4,352 5,143 2023 626.0 1,919 3,797 2024 431.7 1,725 (3) (3) Claims Counts Show a Pervasive, Declining Trend Reported claims counts have significantly declined despite meaningfully increased Net Earned Premium.

Reported Loss Ratios 13 9/30/24 Total E&S (2) 9/30/24 Core E&S (1) Accident Number of Months Year 9 21 33 45 57 69 81 93 105 117 2015 5.5% 17.8% 28.5% 39.7% 48.5% 54.5% 57.7% 60.3% 61.5% 62.7% 2016 4.8% 20.7% 37.0% 49.8% 54.6% 59.8% 65.3% 67.7% 70.2% 2017 5.9% 20.0% 33.4% 41.6% 50.2% 58.0% 63.9% 67.3% 2018 8.6% 22.7% 35.2% 48.2% 54.8% 60.7% 64.6% 2019 7.7% 21.2% 33.3% 47.7% 55.7% 63.8% 2020 5.7% 18.1% 32.0% 41.3% 54.0% 2021 6.0% 21.1% 31.3% 41.8% 2022 4.5% 14.9% 30.4% 2023 3.2% 14.1% 2024 4.5% Accident Number of Months Year 9 21 33 45 57 2020 5.5% 18.3% 32.3% 42.4% 54.8% 2021 6.7% 21.3% 31.4% 42.0% 2022 4.8% 15.1% 30.4% 2023 3.5% 14.6% 2024 4.5% 1) Excludes Commercial Auto division. 2) Total E&S is shown from 2020 – 2024 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. Reported Loss Ratios Appear to Support Green Shoots Reported loss ratios have meaningfully trended down (improved in the most recent three years) as the portfolio has been refocused.

Third Quarter 2024 E&S Reserving Actions

Background and Strength of Adverse Development Capacity	• The Company added $76 MM to losses and loss adjustment expenses to its E&S reserves during the third quarter of 2024. The most meaningful additions were to other liability occurrence line as well as product liability from 2019-2021. • Key changes to reserving assumptions included increasing both loss trend and loss development factors. • Prospectively, the Company is taking a more patient approach to allowing reserves to mature. • While we are encouraged by the favorable trends on reported claims counts and reported losses and believe the underwriting actions that we have taken will show improvement in the portfolio over time, we have not adjusted reserve assumptions for these developments. • The segment also has an additional $150M [1] of adverse development cover available applicable to the majority of E&S reserves covering 2010 to 2023 accident years inclusive, providing ample adverse development cover to protect the segment.
Analytical Approach	• Reserving involves a variety of actuarial methods, and James River, like most P&C companies, uses many methods. • As a stress test on the adequacy of the reinsurance limits provided by our LPTs, we noted that if we had picked the highest indication from all methods for each accident year instead of the actuarial best estimate used to record reserves, the increase in reserves would be approximately $100 million, leaving over $50 million of available limit under the Cavello Bay Reinsurance ADC. • We also noted that the ~$300 million of case reserves subject to the LPT's at 9/30/24 could be increased, net of third-party reinsurance, by ~50% without exhausting the LPT limit.

1) Subject to the closing of the transaction with Enstar announced on 11/11/2024.

JAMES RIVER GROUP HOLDINGS, LTD.™

14

Investment Portfolio Overview

The Company holds a conservative portfolio given its focus on underwriting risk.

Investment Portfolio as of September 30, 2024

Total Cash and Investments (excluding restricted cash): $1,935 MM



18%
2%
2%
8%
3%
4%
63%
Fixed Maturity Securities
Preferred Stock
Common Stock
Bank Loans
Other Invested Assets
Short-Term Investments
Cash and Cash Equivalents (excluding restricted cash)

Commentary

- Balanced portfolio focused on high quality fixed maturities, with less than 15% of the portfolio allocated to risk assets (which include the high quality bank loan portfolio).
- Weighted average rating of A+.
- Annualized gross investment yield increased primarily as a result of higher yields on fixed maturity securities and bank loan participations for 2024.
- The portfolio has limited exposure to regional banks, which accounts for less than 3% of the overall portfolio.
- CMBS exposure represents 5% of cash and investments and is diversified by vintage and property type: Office (24%), Industrial / Storage / Mixed Use (28%), Retail (23%), Multifamily (13%), Lodging (7%), Defeased (4%) and Agency (<1%). Over 96% is AAA rated.
- No CRE or whole loan investments in office or any sectors that have undergone recent market pressure in the portfolio.

	Portfolio Statistics	
	3Q23	3Q24
Gross Investment Yield (1)	4.8%	4.8%
Average Duration (2)	4.0 years	3.3 years

	Third Quarter		Change
Net Investment Income	2023	2024	(%)
Other Private Investments	0.0	1.8	NM
All Other Net Investment Income	21.8	21.8	0%
Total Net Investment Income	$21.8	$23.6	8%

$ in millions
1. Includes fixed maturity, bank loan and equity securities.
2. Excluding restricted cash equivalents.

JAMES RIVER GROUP HOLDINGS, LTD.
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Capital Position

Our strong balance sheet enables us to continue to capitalize on an extremely attractive P&C market.

	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Assets				
Total Invested Assets	$1,705.9	$1,706.8	$1,490.1	$1,575.1
Cash and Cash Equivalents (1)	274.3	305.5	672.5	359.8
Reinsurance Recoverables	1,516.5	1,520.2	1,578.3	2,072.6
Goodwill and Intangible Assets	214.6	214.6	214.5	214.4
Total Assets	5,317.3	5,250.9	4,738.2	4,958.7
Liabilities and Shareholders' Equity				
Reserve for Losses and LAE	2,606.1	2,661.9	2,720.2	3,001.9
Deferred Reinsurance Gain	20.7	16.7	13.0	31.0
Senior Debt	222.3	222.3	200.8	200.8
Junior Subordinated Debt	104.1	104.1	104.1	104.1
Total Debt	326.4	326.4	304.9	304.9
Accumulated Other Comprehensive Income (AOCI)	(63.7)	(71.5)	(73.9)	(42.8)
Series A Redeemable Preferred Shares	144.9	144.9	144.9	144.9
Shareholders' Equity	534.6	539.5	541.8	530.3
Tangible Equity	485.6	486.6	485.3	491.9
Tangible Equity (Leverage Ratio)	464.9	469.9	472.2	460.9
Tangible Common Equity	340.7	341.7	340.4	347.0
Leverage Metrics				
Leverage Ratio (2)	26%	26%	24%	25%
Net Written Premium / Tangible Equity (3)	1.43x	1.36x	1.31x	1.30x
Per Share Metrics				
Shareholders' Equity per Share	$14.20	$14.27	$14.32	$14.02
Tangible Equity per Share	$11.13	$10.92	$10.86	$11.01
Tangible Common Equity per Share	$9.05	$9.03	$9.00	$9.17

$ and shares in millions, except per share figures.

(1) Excluding restricted cash equivalents.

(2) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.

(3) Net written premium presented on an LTM basis as of the period indicated.

Commentary

- Balance sheet characterized by low financial and operating leverage levels, securities that provide meaningful equity / rating agency credit, a high-quality investment portfolio, high rated reinsurers, and meaningful credit and collateral.
- Actions taken over the last four years – and especially over the last quarter – add meaningful common equity to the balance sheet, provide significant adverse development capacity.
- These actions position the business for strong and profitable growth, in order to generate a compelling and stable return on operating return on average common equity.

JAMES RIVER GROUP HOLDINGS, LTD.™

16

Appendix

E&S Legacy Reinsurance Agreements

	Selected Terms
Cavello Bay Reinsurance ADC	• This transaction provides an additional $75 MM in adverse development cover on top of the ADC / LPT through State National. • The counterparty is Cavello Bay Reinsurance Limited (S&P rated "A" with stable outlook). • Effective date as of January 1, 2024. • Executed agreement on November 11, 2024 and expected to close shortly.
State National Insurance Company ADC / LPT	• The transaction covers the majority of James River's E&S segment net reserves and all casualty reserves for James River's E&S segment for Accident Years 2010 - 2023. – No sublimits in the coverage provided. – Excludes exposure to the Company's former large commercial auto insured, with the vast majority of that exposure already subject to a previously executed loss portfolio transfer. • Executed and closed July 2, 2024. • The counterparty is State National Insurance Company, Inc. (AM Best FSR "A" and ICR "a+"). • Effective date of January 1, 2024. • Profit commission of 85% of 50% of favorable development below 104.5% of carried reserves, which profit commission shall not exceed $87.0 MM in total.

Covers All E&S Casualty Reserves as Except Those Related to the Uber/Raiser LPT

- As of October 1, 2024 James River has $150 MM of coverage remaining under the tower inclusive of accident years 2010 through 2023.
- These transactions bring significant protection to the balance sheet.


$1,258.7 MM
ADC Limit
$75.0 MM
Consideration
$1,183.7 MM
ADC Limit
$160.0 MM
$1,023.7 MM
Subject
Reserves
In-the-Money
Ceded Reserves
$307.1 MM
Consideration
$716.6 MM
Retention
Ground-Up
Retention
$716.6 MM
James River Retains 15% Co-participation

Note that the Company purchases a significant amount of third party reinsurance to manage its exposed limit and catastrophe risk. As a result of this, the E&S segment retention is 46%. This includes total exposure to any one primary casualty claim of $690,000 and $1.98 million for any one excess casualty claim. It also purchases $20 million of limit in property catastrophe reinsurance (or, at the 1: 1,000 level), limiting retained limit per event to $5 million). All third party reinsurance inures to the benefit of these LPTs.

JAMES RIVER GROUP HOLDINGS, LTD.
18

Appendix: Underwriting Performance Ratios & Non-GAAP Reconciliation

Underwriting Performance Ratios

Underwriting Performance Ratios	2022	2023	3Q23	3Q24
Excess and Surplus Lines				
Loss Ratio	65.9%	68.9%	65.4%	108.2%
Impact of Retroactive Reinsurance	2.8%	0.8%	(2.0)%	12.9%
Loss Ratio Including Impact of Retroactive Reinsurance	68.7%	69.7%	63.4%	121.1%
Combined Ratio	85.1%	91.1%	88.4%	136.1%
Impact of Retroactive Reinsurance	2.8%	0.8%	(2.0)%	12.9%
Combined Ratio Including Impact of Retroactive Reinsurance	87.9%	91.9%	86.4%	149.0%
Consolidated				
Loss Ratio	67.5%	69.9%	67.2%	104.1%
Impact of Retroactive Reinsurance	2.5%	0.7%	(1.7)%	11.2%
Loss Ratio Including Impact of Retroactive Reinsurance	70.0%	70.6%	65.5%	115.3%
Combined Ratio	91.1%	96.5%	93.6%	135.5%
Impact of Retroactive Reinsurance	2.5%	0.7%	(1.7)%	11.2%
Combined Ratio Including Impact of Retroactive Reinsurance	93.6%	97.2%	91.9%	146.7%

Source: Company filings.

Note: During the third quarter of 2024, due to adverse trends on business subject to the commercial auto LPT agreement and the State National ADC agreement, the Company recognized adverse prior year development of $0.9 million and $19.2 million, respectively. The Company recorded retroactive reinsurance benefits of $2.2 million in loss and loss adjustment expenses and a deferred retroactive reinsurance gain of $31.0 million on the Balance Sheet.

Note: The above table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

Note: Under the terms of the agreement, the commercial auto LPT is not subject to an aggregate limit.

JAMES RIVER GROUP HOLDINGS, LTD.
20

Non-GAAP Measures Reconciliation

Underwriting (Loss) Profit	12 Months Ended December 31, 2020	2021	2022	2023	3Q23	3Q24
Underwriting (Loss) Profit of the Operating Segments:						
Excess and Surplus Lines	$9.8	($121.5)	$83.1	$54.3	$18.3	($50.2)
Specialty Admitted Insurance	4.2	9.7	4.2	4.1	2.0	1.8
Total Underwriting (Loss) Profit of Operating Segments	14.0	(111.8)	87.3	58.4	20.3	(48.3)
Operating Expenses of Corporate and Other Segment	(29.4)	(27.6)	(31.3)	(33.9)	(8.5)	(8.4)
Underwriting (Loss) Profit (1)	(15.4)	(139.4)	56.0	24.5	11.8	(56.8)
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	-	(15.7)	(5.0)	3.2	(18.0)
Net Investment Income	46.5	32.0	43.2	84.0	21.8	23.6
Net Realized and Unrealized (Losses) Gains on Investments	(5.7)	10.8	(15.7)	10.4	0.7	4.2
Other Income (Expense)	(1.0)	(2.2)	(0.2)	0.4	2.3	1.2
Interest Expense	(10.0)	(8.9)	(13.9)	(24.6)	(6.5)	(6.1)
Amortization of Intangible Assets	(0.5)	(0.4)	(0.4)	(0.4)	(0.1)	(0.1)
Impairment of IRWC Trademark Intangible Asset	-	-	-	(2.5)	(2.5)	-
Income (Loss) from Continuing Operations Before Taxes	$13.9	($108.1)	$53.3	$86.9	$30.7	($52.0)

Adjusted Net Operating Income (Loss)	12 Months Ended December 31, 2020	2021	2022	2023	3Q23	3Q24
Income (Loss) Available to Common Shareholders	$6.7	($172.8)	$22.2	($118.2)	$16.9	($42.0)
Loss from Discontinued Operations	1.8	87.9	3.9	168.9	4.2	1.3
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	-	12.4	3.9	(2.5)	14.2
Net Realized and Unrealized (Gains) Losses on Investments	4.5	(8.5)	12.4	(8.2)	(0.6)	(3.3)
Other Expenses	1.6	1.8	0.7	1.9	(1.1)	1.6
Impairment of IRWC Trademark Intangible Asset	-	-	-	2.0	2.0	-
Adjusted Net Operating Income (Loss)	$14.6	($91.6)	$51.7	$50.3	$18.9	($28.2)

$ in millions
Source: Company filings.
(1) Included in underwriting profit (loss) for the twelve months ended December 31, 2023, 2022, 2021 and 2020 is gross fee income of $24.2 million, $23.6 million, $22.7 million and $20.9 million, respectively. Included in underwriting profit for the three months ended September 30, 2024 and 2023 is gross fee income of $5.2 million and $6.8 million, respectively.

JAMES RIVER GROUP HOLDINGS, LTD.
21

Non-GAAP Measures Reconciliation 22 $ in millions, except per share figures Source: Company filings. 12 Months Ended December 31, Tangible Equity & Tangible Common Equity 2020 2021 2022 2023 3Q23 3Q24 Shareholders’ Equity $795.6 $725.4 $553.8 $534.6 $562.5 $530.3 Plus: Series A Redeemable Preferred Shares - - 144.9 144.9 144.9 144.9 Plus: Deferred Reinsurance Gain - - 20.1 20.7 37.7 31.0 Less: Goodwill and Intangible Assets (218.2) (217.9) (217.5) (214.6) (214.7) (214.4) Tangible Equity $577.4 $507.5 $501.2 $485.6 $530.4 $491.9 Less: Series A Redeemable Preferred Shares - - (144.9) (144.9) (144.9) (144.9) Tangible Common Equity $577.4 $507.5 $356.4 $340.7 $385.5 $347.0 Common Shares Outstanding (000's) 30,649 37,373 37,470 37,642 37,620 37,829 Shares From Conversion of Series A Preferred - - 5,640 5,971 5,640 6,849 Shares Outstanding After Conversion of Series A Preferred 30,649 37,373 43,110 43,613 43,260 44,678 Shareholders' Equity per Share $25.96 $19.41 $14.78 $14.20 $14.95 $14.02 Tangible Equity per Share $18.84 $13.58 $11.63 $11.13 $12.26 $11.01 Tangible Common Equity per Share $18.84 $13.58 $9.51 $9.05 $10.25 $9.17

InvestorRelations@james-river-group.com